As filed with the Securities and Exchange Commission on May 12, 1998
                                                           Registration No. 33-
 _____________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              --------------------

                         THE SIRENA APPAREL GROUP, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                                            95-4486377
  (State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                         Identification No.)

   10333 Vacco Street                                             91733
   South El Monte, California                                  (Zip code)
(Address of principal executive offices)

                               -------------------

                       1994 EMPLOYEE STOCK INCENTIVE PLAN
                            (Full title of the plan)
                               -------------------

                                DOUGLAS ARBETMAN
                             Chief Executive Officer
                         The Sirena Apparel Group, Inc.
                               10333 Vacco Street
                        South El Monte, California 91733
                     (Name and address of agent for service)

                                 (626) 442-6680
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                              PAUL H. IRVING, ESQ.
                            Manatt, Phelps & Phillips
                          11355 West Olympic Boulevard
                          Los Angeles, California 90064
                                 (310) 312-4209

                         CALCULATION OF REGISTRATION FEE

===============================================================================
                                    Proposed     Proposed
                                    Maximum      Maximum
                      Amount        Offering     Aggregate      Amount of
Title of Securities   to be         Price Per    Offering       Registration
to be Registered      Registered    Share (2)    Price          Fee
-------------------   -----------   ----------   ----------     ---------------

Common Stock,
$0.01 par value        600,000       $7.4375     $4,462,500      $1,316.44
===============================================================================

(1) This Registration Statement covers, in addition to the number of shares of Common Stock stated above, such indeterminate number of shares of Common Stock as may be issued upon exercise of options granted under the 1994 Employee Stock Incentive Plan as a result of the adjustment provisions thereof.

(2) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457 based upon the average of the high and low prices of the Common Stock on May 8, 1998.
===============================================================================


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                       EXPLANATORY NOTE AND INCORPORATION
                       OF CERTAIN INFORMATION BY REFERENCE


         The Sirena Apparel Group, Inc. (the "Registrant") hereby files this Registration Statement on Form S-8 with the Securities and Exchange Commission (the "Commission") to register 600,000 additional shares of the Registrant's Common Stock, $0.01 par value per share, for issuance pursuant to the Registrant's 1994 Employee Stock Incentive Plan (the "Plan"), and such indeterminate number of shares as may become available under the Plan as a result of the adjustment provisions thereof. The contents of the Registration Statement on Form S-8 (File No. 33-91650), filed by the Registrant with the Commission on April 28, 1995, including exhibits thereto, are incorporated herein by reference. On March 27, 1996, stockholders of the Registrant approved an amendment to the Plan to increase from 572,465 to 822,465 the number of shares available for issuance pursuant to the Plan. November 4, 1997, stockholders of the Registrant approved an amendment to the Plan to increase from 822,465 to 1,172,465 the number of shares available for issuance pursuant to the Plan.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  EXHIBITS.

   EXHIBIT
   NUMBER            DESCRIPTION

    5.1              Opinion of Manatt, Phelps & Phillips, LLP
   23.1              Consent of Manatt, Phelps & Phillips, LLP (see Exhibit 5.1)
   23.2              Consent of Independent Public Auditors





                                      II-1

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South El Monte, State of California, on this 12th day of May 1998.

                            THE SIRENA APPAREL GROUP, INC.


                            By /s/ Douglas Arbetman
                              -----------------------------
                              Douglas Arbetman,
                              Chief Executive Officer


         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Douglas Arbetman and William B. Shaw his true and lawful attorney-in-fact and agent, each with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent with full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      SIGNATURE                   TITLE                          DATE


/s/ Maurice B. Newman     Chairman, Chief Operating       May 12, 1998
----------------------    Officer
Maurice B. Newman


/s/ Douglas Arbetman     President, Chief Executive       May 12, 1998
----------------------   Officer and Director
Douglas Arbetman         (Principal Executive Officer)


/s/ William B. Shaw      Chief Financial Officer and      May 12, 1998
----------------------   Secretary (Principal Financial
William B. Shaw          and Accounting Officer)


/s/ Howard H. Hedinger   Director                         May 12, 1998
----------------------
Howard H. Hedinger


/s/ Ellison C. Morgan    Director                         May 12, 1998
----------------------
Ellison C. Morgan






                                      II-2

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